Exhibit 8.2

633 West Fifth Street, Suite 4000 Los Angeles, California 90071-2007 Tel: (213) 485-1234 Fax: (213) 891-8763 www.lw.com

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October 5, 2007
Broadcom Corporation
5300 California Avenue
Irvine, California 92617-3038

Re:	Registration Statement on Form S-1; 246,939 shares of Class A common stock, par value $.0001 per share and 246,939 shares of Class B common stock, par value $.0001 per share.
Ladies and Gentlemen:
     We have acted as tax counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the proposed issuance of up to 246,939 shares of Class A common stock of the Company, par value $.0001 per share (the “Class A Shares”) and up to 246,939 shares of Class B common stock of the Company, par value $.0001 per share (the “Class B Shares”), pursuant to a registration statement on Form S—1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2007 (the “Registration Statement”). The Class B Shares may be issued in the circumstances contemplated by the terms of the exchangeable shares issued by HH Acquisition, Inc., a Canadian corporation. The Class A Shares may be issued upon conversion of the Class B Shares in accordance with the terms of the Class B Shares. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, dated as of the date hereof (the “Prospectus”), other than as expressly stated herein.
     In connection with our representation of the Company, you have requested our opinion concerning the statements in the Prospectus under the caption “Certain Material U.S. Federal Income Tax Consequences to Non-U.S. Holders.” The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Prospectus. For the purposes of the opinion herein, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.

October 5, 2007

     We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on such facts and subject to the limitations set forth in the Registration Statement and the Prospectus, the statements of law or legal conclusions in the Prospectus under the caption “Certain Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the Class A Shares and the Class B Shares.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion represents our best judgment regarding the application of United States federal tax laws arising under the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Prospectus may affect the conclusions stated herein.
     This opinion is rendered only to you and is solely for your benefit in connection with the transaction described above. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP